EXHIBIT 99.1
FOR FURTHER INFORMATION CONTACT:
Stericycle Investor Relations 847-607-2012
Stericycle, Inc. Reports Results
For the Second Quarter 2021
BANNOCKBURN, Ill., August 6, 2021 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the second quarter ended June 30, 2021.

Revenues for the second quarter were $672.7 million, an increase of 12.5% compared to $598.2 million in the second quarter of 2020, primarily due to more significant COVID-19 pandemic impacts in the second quarter of 2020. The impact of the ongoing economic recovery from COVID-19 and quality of revenue initiatives have been partially offset by the impact of divestitures. Organic revenues increased 14.4% when excluding the impact of divestitures and foreign exchange rates. Income from operations was $55.6 million, compared to $24.9 million in the second quarter of 2020. Net income was $29.3 million, or $0.32 diluted earnings per share, compared to a net loss of $4.5 million, or $0.05 diluted loss per share, in the second quarter of 2020. Adjusted income from operations was $105.7 million, compared to $85.3 million in the second quarter of 2020. Adjusted diluted earnings per share was $0.67, compared to $0.46 in the second quarter of last year. Cash flow from operations for the first half of 2021 was $149.8 million, compared to $207.3 million for the first half of 2020. Free cash flow for the first half of 2021 was $90.1 million, compared to $132.7 million for the first half of 2020.
KEY BUSINESS HIGHLIGHTS:
•Regulated Waste and Compliance Services (“RWCS”) organic revenues increased 7.6% in the second quarter compared to 2020.
•Secure Information Destruction (“SID”) organic revenues increased 34.2% in the second quarter compared to 2020 due to the ongoing economic recovery from COVID-19.
•Income from operations as a percentage of revenues improved 410 basis points, or $30.7 million, in the second quarter compared to 2020.
•At the beginning of August, we launched the North American finance and procurement portions of our Enterprise Resource Planning (“ERP”) system and began our phased deployment of our commercial and operational portions for SID.
•Net debt was reduced by $52.4 million in the second quarter, decreasing total net debt to approximately $1.65 billion. The credit agreement defined debt leverage ratio was reduced to 3.06 times as of June 30, 2021, compared to 3.89 times as of June 30, 2020.
“We are encouraged to see demand for our services grow, along with the ongoing economic recovery from the impact of the pandemic, as reflected in our 14.4% organic revenue growth in the second quarter compared to 2020,” said Cindy J. Miller, Chief Executive Officer. “Additionally, our team members are fully engaged in the launch of our North American ERP, the next step of our transformation.”

SECOND QUARTER FINANCIAL RESULTS
U.S. Generally Accepted Accounting Principles (GAAP) Results
•Revenues in the second quarter were $672.7 million, compared to $598.2 million in the second quarter of 2020. Of the $74.5 million increase, SID organic revenue increase was $52.2 million, RWCS organic revenue increase was $33.7 million, and the positive impact of foreign exchange rates was $15.8 million. These increases were partially offset by the impact of divestitures of $27.2 million.
•Income from operations in the second quarter was $55.6 million, compared to $24.9 million in the second quarter of 2020. The $30.7 million increase was primarily due to quality of revenue initiatives, operating leverage improvements, and ongoing economic recovery from COVID-19, totaling $23.1 million. The second quarter of 2021 had nominal divestiture and impairment charges compared to the second quarter of 2020, which had charges of $15.2 million. These improvements were partially offset by higher labor costs of $8.7 million, primarily driven by timing of merit and competitive wage increases.
•Net income in the second quarter was $29.3 million, or $0.32 diluted earnings per share, compared to a net loss of $4.5 million, or $0.05 diluted loss per share, in the second quarter of 2020. The difference was primarily related to higher income from operations of $30.7 million, as explained above.
•Cash flow from operations for the first half of 2021 was $149.8 million, compared to $207.3 million in the first half of 2020. The year-over-year decline of $57.5 million was primarily driven by an annual incentive compensation payout of $38.6 million in 2021 versus a nominal payout in 2020 and net higher income tax payments and other working capital changes of $6.5 million. Additionally, 2020 experienced favorable cash flow from items which are inherently non-recurring, including advances received on a service agreement related to the divestiture of Domestic Environmental Solutions of $19.2 million and government-related payment deferrals of $15.7 million associated with pandemic-related relief. These were partially offset by lower interest payments of $22.5 million, primarily as a result of lower debt balances.
•Cash paid for capital expenditures for the first half of 2021 was $59.7 million, compared to $74.6 million in 2020, primarily driven by $32.3 million less in ERP capital expenditures in 2021, compared to the first half of 2020.
Non-GAAP Results
•For the second quarter of 2021, organic revenues increased 14.4%, which excludes the impact of divestitures and foreign exchange rates. In the second quarter, organic revenues of SID increased 34.2% and RWCS increased 7.6%.
•Adjusted income from operations was $105.7 million, compared to $85.3 million in the second quarter of 2020. Adjusted income from operations as a percentage of revenues improved 140 basis points. This increase was primarily driven by quality of revenue initiatives, operating leverage improvements, and ongoing economic recovery from COVID-19, totaling approximately 210 basis points, and divestitures of lower margin businesses contributing approximately 60 basis points. These improvements were partially offset by higher labor costs of approximately 130 basis points.
•Adjusted diluted earnings per share was $0.67, compared to $0.46 in the second quarter of 2020. The $0.21 improvement was primarily due to higher adjusted income from operations of $0.13, as explained above, favorable tax rate of $0.05, lower interest expense of $0.02, and favorable foreign exchange rate impact of $0.01.
•Free cash flow for the first half of 2021 was $90.1 million, compared to $132.7 million for the first half of 2020. The $42.6 million decrease was due to lower cash flow from operations, partially offset by lower capital expenditures, as described above.

CONFERENCE CALL INFORMATION
Stericycle is holding its second quarter earnings conference call on Friday, August 6, 2021 at 8:00 a.m. central time. Dial (888) 317-6003 in the U.S., (866) 605-3851 in Canada, or (412) 317-6061 if outside the U.S./Canada at least 10 minutes before the call begins. Upon dialing the number, you will be prompted to enter the Elite Entry

Number 6722399. To access presentation materials, listen to the call via an internet webcast, or access an audio replay of the call, visit investors.stericycle.com.
NON-GAAP FINANCIAL MEASURES
Non-GAAP financial measures are reconciled to the most comparable U.S. GAAP measures in the schedules attached hereto.
ABOUT STERICYCLE
Stericycle, Inc., (Nasdaq: SRCL) is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protects people, promotes health and safeguards the environment. Stericycle serves customers in the U.S. and 17 other countries worldwide with solutions for regulated waste and compliance services, secure information destruction, and patient engagement. For more information about Stericycle, please visit stericycle.com.
SAFE HARBOR STATEMENT

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “may”, “plan”, “will”, “goal”, or similar expressions, we are making forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Factors that could cause such differences include, among others, developments in the COVID-19 pandemic and the resulting impact on the results of operations, long-term remote work arrangements, which may adversely affect our business, precautions we have taken to safeguard the health and safety of our team members which may make certain of our business processes less efficient, measures taken by governmental authorities to prevent the spread of the COVID-19 virus which could disrupt our supply chain, result in disruptions in transportation services and restrictions on the ability of our team members to travel, result in temporary closure of our facilities or the facilities of our customers and suppliers, affect the volume of paper processed by our secure information destruction business and the revenue generated from the sale of SOP, disruptions in our relationships with our team members as a result of certain cost-saving measures, economic disruption in the U.S. and other countries resulting from the continuation of the COVID-19 virus, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, SOP pricing volatility, foreign exchange rate volatility in the jurisdictions in which we operate, failure to attract, hire and retain drivers and other key team members and a high quality workforce, evolving employment and compensation trends, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our new ERP system, disruptions in or attacks on information technology systems, charges related to portfolio optimization or the failure of divestitures to achieve the desired results, failure to consummate transactions with respect to non-core businesses, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and notes, a downgrade in our credit rating resulting in an increase in interest expense, political, economic, inflationary and other risks related to our foreign operations, the outcome of pending or future litigation or investigations including with respect to the U.S. Foreign Corrupt Practices Act, weather and environmental changes related to climate change, requirements of customers and investors for net carbon zero emissions strategies, and the introduction of regulations for greenhouse gases, which could negatively affect our costs to operate, failure to maintain an effective system of internal control over financial reporting, delays or failures in implementing remediation efforts with respect to potential future material weaknesses, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

STERICYCLE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

In millions, except per share data
	Three Months Ended June 30,					Six Months Ended June 30,
	2021	% Revenues	2020	% Revenues	% Change	2021	% Revenues	2020	% Revenues	% Change
Revenues	$672.7	100.0%	$598.2	100.0%	12.5%	$1,340.7	100.0%	$1,383.2	100.0%	(3.1)%
Cost of revenues	403.6	60.0%	368.5	61.6%	9.5%	810.2	60.4%	866.9	62.7%	(6.5)%
Gross profit	269.1	40.0%	229.7	38.4%	17.2%	530.5	39.6%	516.3	37.3%	2.8%
Selling, general and administrative expenses	213.5	31.7%	201.0	33.6%	6.2%	415.8	31.0%	459.7	33.2%	(9.5)%
Divestiture losses (gains), net	—	—%	3.8	0.6%	(100.0)%	—	—	62.1	4.5%	(100.0)%
Income (loss) from operations	55.6	8.3%	24.9	4.2%	123.3%	114.7	8.6%	(5.5)	(0.4)%	nm
Interest expense, net	(17.9)	(2.7)%	(19.3)	(3.2)%	(7.3)%	(36.3)	(2.7)%	(44.3)	(3.2)%	(18.1)%
Other income (expense), net	0.7	0.1%	(1.0)	(0.2)%	(170.0)%	—	0.0%	(3.9)	(0.3)%	(100.0)%
Income (loss) before income taxes	38.4	5.7%	4.6	0.8%	nm	78.4	5.8%	(53.7)	(3.9)%	(246.0)%
Income tax (expense) benefit	(9.1)	(1.4)%	(8.7)	(1.5)%	4.6%	(22.9)	(1.7)%	29.7	2.1%	(177.1)%
Net income (loss)	29.3	4.4%	(4.1)	(0.7)%	nm	55.5	4.1%	(24.0)	(1.7)%	(331.3)%
Net income attributable to noncontrolling interests	—	—%	(0.4)	(0.1)%	(100.0)%	(0.1)	—%	(0.6)	—%	(83.3)%
Net income (loss) attributable to Stericycle, Inc. common shareholders	$29.3	4.4%	$(4.5)	(0.8)%	nm	$55.4	4.1%	$(24.6)	(1.8)%	(325.2)%
Earnings (loss) per common share attributable to Stericycle, Inc. common shareholders:
Basic	$0.32		$(0.05)		nm	$0.60		$(0.27)		(322.2)%
Diluted	$0.32		$(0.05)		nm	$0.60		$(0.27)		(322.2)%
Weighted average number of common shares outstanding:
Basic	91.8		91.4			91.7		91.4
Diluted	92.1		91.4			92.1		91.4
nm - percentage change not meaningful
STATISTICS - U.S. GAAP AND NON-GAAP ADJUSTED FINANCIAL MEASURES
(Unaudited)

In millions, except per share data
	Three Months Ended June 30,				Six Months Ended June 30,
	2021	% Revenues	2020	% Revenues	2021	% Revenues	2020	% Revenues
Statistics - U.S. GAAP
Effective tax rate	23.7%		189.1%		29.2%		55.3%
Statistics - Adjusted (1)
Adjusted gross profit	$269.1	40.0%	$236.5	39.5%	$530.5	39.6%	$523.1	37.8%
Adjusted selling, general and administrative expenses	$163.4	24.3%	$151.2	25.3%	$314.8	23.5%	$344.0	24.9%
Adjusted income from operations	$105.7	15.7%	$85.3	14.3%	$215.7	16.1%	$179.1	12.9%
Adjusted EBITDA (c)	$130.4	19.4%	$113.7	19.0%	$265.6	19.8%	$234.9	17.0%
Adjusted net income attributable to common shareholders	$61.4	9.1%	$42.9	7.2%	$126.3	9.4%	$90.0	6.5%
Adjusted effective tax rate	30.4%		34.6%		29.4%		31.4%
Adjusted diluted earnings per share	$0.67		$0.46		$1.38		$0.98
Adjusted diluted shares outstanding	92.1		91.5		92.1		91.5
(1)Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

STERICYCLE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except per share data
	June 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$61.7	$53.3
Accounts receivable, less allowance for doubtful accounts of $49.1 in 2021 and $56.2 in 2020	402.7	380.7
Prepaid expenses	32.2	63.0
Other current assets	51.8	55.5
Total Current Assets	548.4	552.5
Property, plant and equipment, less accumulated depreciation of $662.2 in 2021 and $629.7 in 2020	713.3	701.3
Operating lease right-of-use assets	360.4	365.0
Goodwill	2,814.2	2,819.3
Intangible assets, less accumulated amortization of $701.1 in 2021 and $641.6 in 2020	1,027.2	1,087.4
Other assets	53.6	56.4
Total Assets	$5,517.1	$5,581.9
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$95.5	$91.0
Bank overdrafts	2.4	—
Accounts payable	176.9	181.2
Accrued liabilities	269.7	289.4
Operating lease liabilities	86.3	86.2
Other current liabilities	45.9	49.3
Total Current Liabilities	676.7	697.1
Long-term debt, net	1,604.5	1,689.1
Long-term operating lease liabilities	293.1	299.0
Deferred income taxes	369.9	380.4
Long-term taxes payable	19.7	22.7
Other liabilities	59.7	59.2
Total Liabilities	3,023.6	3,147.5

Commitments and contingencies

EQUITY
Common stock (par value $0.01 per share, 120.0 shares authorized, 91.8 and 91.6 issued and outstanding in 2021 and 2020, respectively)	0.9	0.9
Additional paid-in capital	1,244.6	1,234.0
Retained earnings	1,438.0	1,382.6
Accumulated other comprehensive loss	(193.7)	(187.4)
Total Stericycle, Inc.’s Equity	2,489.8	2,430.1
Noncontrolling interests	3.7	4.3
Total Equity	2,493.5	2,434.4
Total Liabilities and Equity	$5,517.1	$5,581.9

STERICYCLE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

In millions
	Six Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES:
Net income (loss)	$55.5	$(24.0)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	50.4	57.0
Intangible amortization	59.9	63.1
Stock-based compensation expense	12.2	12.9
Deferred income taxes	(8.8)	(2.7)
Divestiture losses (gains), net	—	62.1
Asset impairments, loss (gain) on disposal of property plant and equipment and other charges	—	12.3
Other, net	2.2	4.0
Changes in operating assets and liabilities, net of the effects of divestitures:
Accounts receivable	(22.8)	42.5
Prepaid expenses	30.9	(17.6)
Accounts payable	(7.2)	(21.4)
Accrued liabilities	(11.0)	(1.3)
Other assets and liabilities	(11.5)	20.4
Net cash from operating activities	149.8	207.3
INVESTING ACTIVITIES:
Capital expenditures	(59.7)	(74.6)
(Payments) proceeds from divestiture of businesses	(0.7)	427.7
Other, net	2.0	(0.8)
Net cash from investing activities	(58.4)	352.3
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(11.6)	(16.9)
Proceeds from foreign bank debt	—	0.6
Repayments of foreign bank debt	(0.2)	(2.9)
Repayments of term loan	(104.3)	(388.1)
Proceeds from senior credit facility	648.0	608.1
Repayments of senior credit facility	(610.6)	(745.6)
Proceeds (repayments) from bank overdrafts, net	2.3	(1.6)
Payments of capital lease obligations	(2.0)	(2.1)
Payments of debt issuance costs	—	(1.4)
Proceeds from issuance of common stock, net of (payments of) taxes from withheld shares	(3.6)	(1.1)
Payments to noncontrolling interest	(0.6)	—
Net cash from financing activities	(82.6)	(551.0)
Effect of exchange rate changes on cash and cash equivalents	(0.4)	(1.3)
Net change in cash and cash equivalents	8.4	7.3
Cash and cash equivalents at beginning of period	53.3	34.7
Cash and cash equivalents at end of period	$61.7	$42.0

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid, net of capitalized interest	$23.0	$45.5
Income taxes paid (refunded), net	$8.1	$0.6
Capital expenditures in Accounts payable	$14.9	$9.0
Free Cash Flow (1)	$90.1	$132.7
(1)Free Cash Flow is calculated as Net cash from operating activities less Capital expenditures.

Table 1–A: REVENUES CHANGES BY SERVICE AND SEGMENT (UNAUDITED) –
THREE MONTHS ENDED JUNE 30, 2021 AND 2020

	Three Months Ended June 30,
	In millions				Components of Change (%)
	2021	2020	Change ($)	Change (%)	Organic Growth (1)	Divestitures	Foreign Exchange(2)
Revenue by Service
Regulated Waste and Compliance Services (3)	$463.0	$445.7	$17.3	3.9%	7.6%	(6.1)%	2.4%
Secure Information Destruction Services	209.7	152.5	57.2	37.5%	34.2%	—%	3.3%
Total Revenues	$672.7	$598.2	$74.5	12.5%	14.4%	(4.5)%	2.6%
North America
Regulated Waste and Compliance Services (3)	$362.2	$353.9	$8.3	2.3%	6.4%	(4.7)%	0.6%
Secure Information Destruction Services	180.4	137.4	43.0	31.3%	30.1%	—%	1.2%
Total North America Segment	$542.6	$491.3	$51.3	10.4%	13.0%	(3.4)%	0.8%
International
Regulated Waste and Compliance Services (3)	$100.8	$91.8	$9.0	9.8%	12.2%	(11.4)%	9.0%
Secure Information Destruction Services	29.3	15.1	14.2	94.0%	72.2%	—%	21.8%
Total International Segment	$130.1	$106.9	$23.2	21.7%	20.6%	(9.8)%	10.9%

See footnote descriptions below Table 1 – C
Table 1–B: REVENUES CHANGES BY SERVICE AND SEGMENT (UNAUDITED) –
SIX MONTHS ENDED JUNE 30, 2021 AND 2020

	Six Months Ended June 30,
	In millions				Components of Change (%)
	2021	2020	Change ($)	Change (%)	Organic Growth (1)	Divestitures	Foreign Exchange(2)
Revenue by Service
Regulated Waste and Compliance Services (3)	$936.6	$1,012.6	$(76.0)	(7.5)%	6.7%	(16.0)%	1.8%
Secure Information Destruction Services	404.1	370.6	33.5	9.0%	6.8%	—%	2.2%
Total Revenues	$1,340.7	$1,383.2	$(42.5)	(3.1)%	6.7%	(11.7)%	1.9%
North America
Regulated Waste and Compliance Services (3)	$729.0	$822.5	$(93.5)	(11.4)%	4.9%	(16.7)%	0.4%
Secure Information Destruction Services	347.3	323.4	23.9	7.4%	6.6%	—%	0.8%
Total North America Segment	$1,076.3	$1,145.9	$(69.6)	(6.1)%	5.4%	(12.0)%	0.5%
International
Regulated Waste and Compliance Services (3)	$207.6	$190.1	$17.5	9.2%	14.4%	(12.9)%	7.7%
Secure Information Destruction Services	56.8	47.2	9.6	20.3%	8.7%	—%	11.6%
Total International Segment	$264.4	$237.3	$27.1	11.4%	13.2%	(10.4)%	8.6%

See footnote descriptions below Table 1 – C.
Table 1–C: COMPONENTS OF REVENUES CHANGE IN DOLLARS (UNAUDITED)

(In millions)
	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Organic Growth (1)	$85.9	$93.2
Divestitures	(27.2)	(162.2)
Foreign exchange (2)	15.8	26.5
Total Change	$74.5	$(42.5)
(1)Organic growth is the change in revenues which includes SOP (sorted office paper) pricing and volume and excludes the impact of divestitures and foreign exchange.
(2)The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior period’s foreign exchange rates. Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates. This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.
(3)In the first quarter of 2021, we updated our service lines to include Communication Solutions (formally part of CRS) in RWCS. This reclassification was driven by the divestiture of the Company's global product recall business (Expert Solutions) in December of 2020 and the remaining Communication Solutions service line synergies with the Company's RWCS customers. For 2020 periods presented, amounts have been recast to reflect this change.

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Table 2-A: THREE MONTHS ENDED JUNE 30, 2021 and 2020

(In millions, except per share data)
	Three Months Ended June 30, 2021
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net Income Attributable to Common Shareholders (d)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$269.1	$213.5	$55.6	$29.3	$0.32
Adjustments:
ERP Implementation (1)	—	(17.3)	17.3	12.9	0.14
Intangible Amortization (2)	—	(30.1)	30.1	22.7	0.25
Divestitures (including Divestiture Losses (Gains), net) (3)	—	(0.4)	0.4	0.3	—
Litigation, Settlements and Regulatory Compliance (4)	—	(2.3)	2.3	1.7	0.02
Asset Impairments (5)	—	—	—	—	—
Other (6)	—	—	—	—	—
U.S. CARES Act and Other Tax Matter (7)	—	—	—	(5.5)	(0.06)
Total Adjustments	—	(50.1)	50.1	32.1	0.35
Adjusted Financial Measures (a)	$269.1	$163.4	$105.7	$61.4	$0.67
Depreciation (b)			24.7
Adjusted EBITDA (c)			$130.4

(In millions, except per share data)
	Three Months Ended June 30, 2020
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$229.7	$201.0	$24.9	$(4.5)	$(0.05)
Adjustments:
ERP Implementation (1)	—	(9.2)	9.2	6.8	0.07
Intangible Amortization (2)	—	(31.2)	31.2	23.7	0.26
Divestitures (including Divestiture Losses (Gains), net) (3)	—	(2.4)	6.2	5.5	0.06
Litigation, Settlements and Regulatory Compliance (4)	—	(4.2)	4.2	3.1	0.03
Asset Impairments (5)	6.8	(1.5)	8.3	6.8	0.07
Other (6)	—	(1.3)	1.3	1.5	0.02
U.S. CARES Act and Other Tax Matter (7)	—	—	—	—	—
Total Adjustments	6.8	(49.8)	60.4	47.4	0.51
Adjusted Financial Measures (a)	$236.5	$151.2	$85.3	$42.9	$0.46
Depreciation (b)			28.4
Adjusted EBITDA (c)			$113.7

(In millions, except per share data)
	Second Quarter 2021 Change Compared to Second Quarter 2020
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net Income (Loss) Attributable to Common Shareholders (d)	Diluted Earnings (Loss) Per Share
U.S. GAAP Financial Measures	$39.4	$12.5	$30.7	$33.8	$0.37
Adjustments:
ERP Implementation	—	(8.1)	8.1	6.1	0.07
Intangible Amortization	—	1.1	(1.1)	(1.0)	(0.01)
Divestitures (including Divestiture Losses (Gains), net)	—	2.0	(5.8)	(5.2)	(0.06)
Litigation, Settlements and Regulatory Compliance	—	1.9	(1.9)	(1.4)	(0.01)
Asset Impairments	(6.8)	1.5	(8.3)	(6.8)	(0.07)
Other	—	1.3	(1.3)	(1.5)	(0.02)
U.S. CARES Act and Other Tax Matter	—	—	—	(5.5)	(0.06)
Total Adjustments	(6.8)	(0.3)	(10.3)	(15.3)	(0.16)
Adjusted Financial Measures	$32.6	$12.2	$20.4	$18.5	$0.21
Depreciation			(3.7)
Adjusted EBITDA			$16.7

The following table provides adjustments to Income from Operations categorized as follows:

(In millions)
	Three Months Ended June 30,
	2021	2020
Non-Cash Related	$30.3	$43.9
Cash Related	19.8	16.5
Total	$50.1	$60.4
Non-cash related adjustments include the following:

(In millions)
	Three Months Ended June 30, 2021
	Depreciation and Impairments of Property, Plant and Equipment	Amortization and Impairments of Intangibles	Divestiture Losses (Gains), net	Total
Adjustments:
ERP Implementation (1) (b)	$0.2	$—	$—	$0.2
Intangible Amortization (2)	—	30.1	—	30.1
Divestiture Losses (Gains), net (3)	—	—	—	—
Asset Impairments (5)	—	—	—	—
Total Non-Cash Charges	$0.2	$30.1	$—	$30.3

(In millions)
	Three Months Ended June 30, 2020
	Depreciation and Impairments of Property, Plant and Equipment	Amortization and Impairments of Intangibles	Divestiture Losses (Gains), net	Total
Adjustments:
ERP Implementation (1) (b)	$0.6	$—	$—	$0.6
Intangible Amortization (2)	—	31.2	—	31.2
Divestiture Losses (Gains), net (3)	—	—	3.8	3.8
Asset Impairments (5)	6.9	1.4	—	8.3
Total Non-Cash Charges	$7.5	$32.6	$3.8	$43.9
U.S. GAAP results for the three months ended June 30, 2021 and 2020 include:
(1) ERP Implementation: In 2021, Selling, General, and Administrative expenses (“SG&A”) includes $17.3 million of expenses related to our ERP implementation, of which $10.7 million related to consulting and professional fees, $3.3 million related to software usage/maintenance fees, $2.8 million related to internal costs, and $0.5 million of other related costs. In 2020, SG&A includes $9.2 million of expenses related to our ERP implementation, of which $1.8 million related to consulting and professional fees, $3.1 million related to software usage/maintenance fees, $3.4 million related to internal costs, and $0.9 million of other related costs.

(2) Intangible Amortization: Intangible amortization expense from acquisitions.

(3) Divestitures (including Divestiture (Gains) Losses, net): 2020 includes $3.8 million of charges related to the divestiture of the Domestic Environmental Solutions business (inclusive of $0.3 million of related deal costs). In 2021 and 2020, SG&A includes consulting and professional fees associated with our Portfolio Optimization/Rationalization efforts of $0.4 million and $2.4 million, respectively.
(4) Litigation, Settlements, and Regulatory Compliance: In 2021 and 2020, SG&A includes $2.3 million and $4.2 million, respectively, of primarily consulting and professional fees for certain litigation, settlement and regulatory compliance matters.
(5) Asset Impairments: In 2020, charges of $6.2 million, primarily in Cost of Revenue (“COR”), in North America include non-cash impairments associated with rationalization of software application assets, and charges of $2.1 million, reported between SG&A and COR, in International associated with non-cash impairments for certain property, plant and equipment assets and permits primarily in Brazil.
(6) Other: In 2020, SG&A includes $1.3 million, of consulting and professional fees related to internal control remediation activities. In 2020, Other income (expense), net includes a foreign exchange loss of $0.6 million related to the re-measurement of net monetary assets held in Argentina prior to divestiture in August of 2020, as a result of its designation as a highly inflationary economy.
(7) U.S. CARES Act and Other Tax Matter: In 2021, a tax benefit associated with resolution of a 2018 tax return related claim was recognized. In 2021 and 2020, there were no adjustments associated with the U.S. CARES Act.
(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability. The Non-GAAP financial measures contained in this press release may not be calculated in the same manner as certain other Non-GAAP financial measures used solely to evaluate management’s performance for incentive compensation purposes. All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.
(b) Three months ended June 30, 2021 and 2020 exclude depreciation charges of $0.2 million and $0.6 million, respectively, that are included in ERP Implementation.
(c) Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, depreciation and intangible amortization.
(d) Under the Net Income (Loss) Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $17.8 million and $13.9 million for the three months ended June 30, 2021 and 2020, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.
Table 2-B: SIX MONTHS ENDED JUNE 30, 2021 and 2020

(In millions, except per share data)
	Six Months Ended June 30, 2021
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net Income Attributable to Common Shareholders (d)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$530.5	$415.8	$114.7	$55.4	$0.60
Adjustments:
ERP Implementation (1)	—	(35.2)	35.2	26.2	0.28
Intangible Amortization (2)	—	(59.9)	59.9	45.8	0.50
Divestitures (including Divestiture Losses (Gains), net) (3)	—	(1.6)	1.6	1.2	0.02
Litigation, Settlements and Regulatory Compliance (4)	—	(4.3)	4.3	3.2	0.04
Asset Impairments (5)	—	—	—	—	—
Other (6)	—	—	—	—	—
U.S. CARES Act and Other Tax Matter(7)	—	—	—	(5.5)	(0.06)
Total Adjustments	—	(101.0)	101.0	70.9	0.78
Adjusted Financial Measures (a)	$530.5	$314.8	$215.7	$126.3	$1.38
Depreciation (b)			49.9
Adjusted EBITDA (c)			$265.6

(In millions, except per share data)
	Six Months Ended June 30, 2020
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$516.3	$459.7	$(5.5)	$(24.6)	$(0.27)
Adjustments:
ERP Implementation (1)	—	(27.2)	27.2	20.2	0.22
Intangible Amortization (2)	—	(63.1)	63.1	47.7	0.52
Divestitures (including Divestiture Losses (Gains), net) (3)	—	(5.4)	67.5	64.6	0.71
Litigation, Settlements and Regulatory Compliance (4)	—	(8.6)	8.6	6.4	0.07
Asset Impairments (5)	6.8	(5.5)	12.3	9.7	0.10
Other (6)	—	(5.9)	5.9	5.4	0.06
U.S. CARES Act and Other Tax Matter (7)	—	—	—	(39.4)	(0.43)
Total Adjustments	6.8	(115.7)	184.6	114.6	1.25
Adjusted Financial Measures (a)	$523.1	$344.0	$179.1	$90.0	$0.98
Depreciation (b)			55.8
Adjusted EBITDA (c)			$234.9

(In millions, except per share data)
	Year-to-Date 2021 Change Compared to 2020
	Gross Profit	Selling, General and Administrative Expenses	Income (Loss) from Operations	Net Income (Loss) Attributable to Common Shareholders (d)	Diluted Earnings (Loss) Per Share
U.S. GAAP Financial Measures	$14.2	$(43.9)	$120.2	$80.0	$0.87
Adjustments:
ERP Implementation	—	(8.0)	8.0	6.0	0.06
Intangible Amortization	—	3.2	(3.2)	(1.9)	(0.02)
Divestitures (including Divestiture Losses (Gains), net)	—	3.8	(65.9)	(63.4)	(0.69)
Litigation, Settlements and Regulatory Compliance	—	4.3	(4.3)	(3.2)	(0.03)
Asset Impairments	(6.8)	5.5	(12.3)	(9.7)	(0.10)
Other	—	5.9	(5.9)	(5.4)	(0.06)
U.S. CARES Act and Other Tax Matter	—	—	—	33.9	0.37
Total Adjustments	(6.8)	14.7	(83.6)	(43.7)	(0.47)
Adjusted Financial Measures	$7.4	$(29.2)	$36.6	$36.3	$0.40
Depreciation			(5.9)
Adjusted EBITDA			$30.7

The following table provides adjustments to Income (Loss) from Operations categorized as follows:

(In millions)
	Six Months Ended June 30,
	2021	2020
Non-Cash Related	$60.4	$127.9
Cash Related	40.6	56.7
Total	$101.0	$184.6

Non-cash related adjustments include the following:

(In millions)
	Six Months Ended June 30, 2021
	Depreciation and Impairments of Property, Plant and Equipment	Amortization and Impairments of Intangibles	Divestiture Losses (Gains), net	Total
Adjustments:
ERP Implementation (1)	$0.5	$—	$—	$0.5
Intangible Amortization (2)	—	59.9	—	59.9
Divestiture Losses (Gains), net (3)	—	—	—	—
Asset Impairments (5)	—	—	—	—
Total Non-Cash Charges	$0.5	$59.9	$—	$60.4

(In millions)
	Six Months Ended June 30, 2020
	Depreciation and Impairments of Property, Plant and Equipment	Amortization and Impairments of Intangibles	Divestiture Losses (Gains), net	Total
Adjustments:
ERP Implementation (1)	$1.2	$—	$—	$1.2
Intangible Amortization (2)	—	63.1	—	63.1
Divestiture Losses (Gains), net (3)	—	—	51.3	51.3
Asset Impairments (5)	6.9	5.4	—	12.3
Total Non-Cash Charges	$8.1	$68.5	$51.3	$127.9
U.S. GAAP results for the six months ended June 30, 2021 and 2020 include:
(1) ERP Implementation: In 2021, SG&A includes $35.2 million of expenses related to our ERP implementation, of which $22.3 million related to consulting and professional fees, $6.4 million related to software usage/maintenance fees, $5.5 million related to internal costs, and $1.0 million of other related costs.  In 2020, SG&A includes $27.2 million of expenses related to our ERP implementation, of which $12.2 million related to consulting and professional fees, $5.7 million related to software usage/maintenance fees, $7.0 million related to internal costs, and $2.3 million of other related costs.
(2) Intangible Amortization: Intangible amortization expense from acquisitions.
(3) Divestitures (including Divestiture (Gains) Losses, net): 2020 includes $62.1 million of charges related to the divestiture of the Domestic Environmental Solutions business (inclusive of $10.8 million of related deal costs). In 2021 and 2020, SG&A includes consulting and professional fees associated with our Portfolio Optimization/Rationalization efforts of $1.6 million and $5.4 million, respectively.
(4) Litigation, Settlements, and Regulatory Compliance: In 2021 and 2020, SG&A includes $4.3 million and $8.6 million, respectively, of primarily consulting and professional fees related to certain litigation, settlement and regulatory compliance matters.
(5) Asset Impairments: In 2020, charges of $10.2 million, primarily in COR, in North America includes charges related to non-cash impairments associated with rationalization of software application assets and with intangible assets as a result of a discontinuation of a service line, and charges of $2.1 million, reported between COR and SG&A, in International associated with non-cash impairments for certain property, plant and equipment assets and permits primarily in Brazil.
(6) Other: In 2020, SG&A includes $5.9 million of consulting and professional fees related to internal control remediation activities. In 2020, Other income (expense), net of $1.0 million related to the re-measurement of net monetary assets held in Argentina prior to divestiture in August of 2020, as a result of its designation as a highly inflationary economy.
(7) U.S. CARES Act and Other Tax Matter: In 2021, a tax benefit associated with resolution of a 2018 tax return related claim was recognized. In 2020, a $39.4 million tax benefit related to the U.S. CARES Act associated with our ability to carryback net operating losses to prior years that had higher tax rates was recognized.
(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release. Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability. The Non-GAAP financial measures contained in this press release may not be calculated in the same manner as certain other Non-GAAP financial measures used solely to evaluate management’s performance for incentive compensation purposes. All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.
(b) The six months ended June 30, 2021 and 2020 exclude depreciation charges of $0.5 million and $1.2 million, respectively, that are included in ERP Implementation.
(c)  Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income (loss) from operations excluding certain adjusting items, depreciation and intangible amortization.

(d) Under the Net Income (Loss) Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $29.9 million and $71.1 million for the six months ended June 30, 2021 and 2020, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.